Exhibit 99.1

Cano Health Announces Consummation of Previously-Announced 1-for-100 Reverse Stock Split

MIAMI, FL, November 2, 2023 /PRNewswire/— Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO) today announced that it completed a 1-for-100 reverse stock split of its shares Class A common stock and Class B common stock, including both issued and outstanding and unissued shares, following approval by the Company’s stockholders and its Board of Directors (the “Reverse Stock Split”).

Discussing the preliminary vote tabulation from the Company’s special stockholders’ meeting held earlier today, Solomon Trujillo, Chairman of the Board said, “The Board and management are very pleased that our stockholders expressed overwhelming support for the Reverse Stock Split at this time, which we expect will enable the Company’s Class A common stock to regain compliance with the New York Stock Exchange’s (the “NYSE”) listing rules.” Mr. Trujillo added, “With our third quarter 2023 earnings release and third quarter 2023 Form 10-Q scheduled for November 9, 2023, we look forward to sharing more information on our performance with investors during our third quarter 2023 earnings call.”

The Reverse Stock Split became effective immediately upon the Company’s filing of the Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware on November 2, 2023 (the “Effective Time”). The Company’s Class A common stock will begin trading on a split-adjusted basis when the NYSE opens on November 3, 2023 and will continue trading on the NYSE under the symbol “CANO”, with a new CUSIP number (13781Y 202). The trading symbol and CUSIP number for the Company’s warrants will remain unchanged.

As a result of the Reverse Stock Split, the Company’s Class A and Class B stockholders will receive 1 new share of Class A common stock or Class B common stock, each with a new par value of $0.01 per share, for every 100 shares they hold. Holders of Class B common stock who hold a corresponding number of membership units in Primary Care (ITC) Intermediate Holdings, LLC (“PCIH common units”) will receive 1 new PCIH common unit for every 100 PCIH common units held. The same 1-for-100 ratio was used to effect the Reverse Stock Split of both Class A and Class B common stock, as well as warrants and other rights and accordingly, all stockholders were affected proportionately.

In connection with the Reverse Stock Split, the total number of Class A common stock and Class B common stock authorized for issuance under Cano Health’s amended Certificate of Incorporation will be reduced from 6,000,000,000 to 60,000,000 shares of its Class A common stock and from 1,000,000,000 to 10,000,000 shares of its Class B common stock. Accordingly, using the shares outstanding as of October 30, 2023, after giving effect to the ratio used in the Reverse Stock Split, the Company has issued and outstanding approximately 2,887,607 shares of Class A common stock and approximately 2,518,935 shares of Class B common stock, each with a par value of $0.01 per share. The Reverse Stock Split will not change the number of shares of authorized preferred stock, which will remain at 10,000,000 shares.

The number of shares of Class A common stock subject to the Company’s outstanding stock options and unvested restricted stock units (“RSUs”), as well as the relevant exercise price per share, were proportionately adjusted to reflect the Reverse Stock Split. Accordingly, the approximately 9,521,703 outstanding stock options and approximately 19,635,760 unvested restricted stock units were reduced to approximately 95,217 outstanding stock options and approximately 196,357 unvested RSUs, respectively. The number of shares authorized for issuance under the Company’s stock plan was also reduced from 52 million shares of Class A common stock to 520,000 shares using the same 1-for-100 split ratio.

The Reverse Stock Split will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares.

As previously disclosed, the Company believes the Reverse Stock Split will increase the price per share of the Company’s Class A common stock and thus enable it to regain compliance with the price criteria of Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”), as well as to allow the Company’s common stock to be more attractive to a broader range of investors. Cano Health, however, cannot assure that the price of its Class A common stock after the Reverse Stock Split will reflect the 1-for-100 reverse split ratio, that the price per share following the Effective Time of the Reverse Stock Split will be maintained for any period of time, or that the price will remain above the pre-split trading price.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, as soon as practicable after the Effective Time, Cano Health’s transfer agent, Continental Stock Transfer & Trust Company (“CST”), will aggregate all shares of record holders that would otherwise have resulted in fractional shares and arrange for them to be sold on the open market. CST will then allocate the proceeds of such sales to the record holders’ respective accounts pro rata in lieu of fractional shares as soon as practicable following the Effective Time. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date the stockholder receives their cash payment, if any, in lieu of fractional shares.

Treatment of Outstanding Derivative Securities

All outstanding warrants to purchase the Company’s Class A common stock will be proportionately adjusted as a result of the Reverse Stock Split in accordance with the terms of the warrants. Proportionate adjustments will be made to the Company’s outstanding equity awards, as well as to the number of shares issuable under the Company’s 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan, as amended.

Additionally, in connection with the Reverse Stock Split, and pursuant to the terms of the Warrant Agreement, dated as of February 24, 2023 (the “Warrant Agreement”), by and between the Company and CST, as warrant agent and transfer agent, the exercise and redemption terms of the Company’s issued and outstanding redeemable warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, were adjusted to reflect: (i) a reduction in the number of shares of Class A Common Stock issuable upon exercise of each Warrant, which resulted in each 100 Warrants being exercisable for one share of Common Stock; (ii) an increase in each Warrant’s exercise price per whole share of Class A Common Stock to $1,150; and (iii) the stated redemption prices per Warrant being proportionately reduced. All Warrants issued and outstanding prior to the Effective Time remain outstanding, and the Warrants continue to be traded on the NYSE under the ticker symbol “CANO/WS” with the same CUSIP and ISIN numbers. The Company does not intend to amend the terms of the Warrant Agreement to reflect the corresponding adjustments as a result of the Reverse Stock Split.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, which was originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2023 and is incorporated herein by reference.

Exchange Agent

CST is acting as exchange agent for the Reverse Stock Split. Holders of the Company’s common stock held electronically in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Holders of record will be receiving information from CST regarding their stock ownership post-Reverse Stock Split. Stockholders who hold their shares with a broker, bank or other nominee should contact their broker, bank or other nominee if they have any questions regarding the Reverse Stock Split.

Upon the Effective Time, each certificate representing shares of the Company’s common stock immediately prior to the Reverse Stock Split will be deemed to represent the number of full shares of common stock resulting from the Reverse Stock Split. However, until stockholders of record have surrendered their old certificates for exchange and otherwise complied with CST’s procedures, CST has advised us that they will not be able to process payments to any such stockholder in lieu of fractional shares, if any, or process payments to any such stockholder in respect of dividends or other distributions, if any, that may be declared and payable to holders of record following the Effective Time, nor will CST be able to effectuate any sale or transfer of shares by any such stockholder after the Effective Time.

Additional information concerning the Reverse Stock Split can be found in Cano Health’s definitive proxy statement filed with the SEC on October 16, 2023, as well as on Cano Health’s Investor Relations website, https://investors.canohealth.com.

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 365,000 members. Founded in 2009, with its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves through its primary care medical centers and supporting affiliated providers. For more information, visit canohealth.com or investors.canohealth.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Cano Health’s control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “believes,” “foresees,” “forecasts,” “plans,” “intends,” “estimates” or other words or phrases of similar import, including, without limitation, the Company’s plans to regain compliance with the Listing Rule. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on Cano Health’s results of operations and financial condition. Important risks and uncertainties that could cause Cano Health’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, the regulatory environment, competitive conditions, and/or consumer receptivity to Cano Health’s services; changes in Cano Health’s strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; Cano Health’s ability to realize expected financial results; Cano Health’s ability to predict and control its medical cost ratio; Cano Health’s ability to integrate its acquisitions and achieve the desired synergies; Cano Health’s ability to maintain its relationships with health plans and other key payors; Cano Health’s future capital requirements and Cano Health’s sources and uses of cash, including funds to satisfy its liquidity needs; Cano Health’s ability to attract and retain members of management and its Board of Directors; and/or Cano Health’s ability to recruit and retain qualified team members and independent physicians. Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in Cano Health’s filings with the SEC, including, without limitation, in Cano Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023 (the “2022 Form 10-K”), as well as Cano Health’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Cano Health has filed or will file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on Cano Health’s website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, our experiencing delays or difficulties in, and/or unexpected or less than anticipated results from its efforts to regain compliance with the NYSE Listing Rule, whether due to difficulties in implementing the Company’s business strategy, such as resulting from less than expected liquidity and/or difficulties and/or delays in consummating one or more transactions, in whole or in part, to sell all or part of the Company and/or the impact of future decreases in the price of shares of the Company’s Class A common stock due to, among other things, the consummation of the split, our inability to make our stock more attractive to a broader range of investors or an inability to increase the stock price in an amount sufficient to satisfy compliance with the NYSE’s Listing Rule. For a detailed discussion of other risks and uncertainties that could cause Cano Health’s actual results to differ materially from those expressed or implied by Cano Health’s forward-looking statements, please refer to Cano Health’s filings with the SEC, including, without limitation, Cano Health’s 2022 Form 10-K. Factors other than those listed above could also cause Cano Health’s results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, Cano Health undertakes no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Additionally, the business and financial materials and any other statement or disclosure on or made available through Cano Health’s websites or other websites referenced herein shall not be incorporated by reference into this release.